For Immediate Release         Contact: Jill Becher
February 11, 2003             Corporate Communications
                              (414) 226-5413



         Cobalt Reports Earnings for Fourth Quarter and Full-Year 2002;
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                           Increases Guidance for 2003
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o    Reported 6th consecutive quarter of improved results
o    Continued improvement in medical loss ratio
o    Continued profitability in all business segments
o    Strong cash flow from operations
o    Successful completion of secondary offering

(Milwaukee, Wis.) - Cobalt Corporation (NYSE: CBZ) announced today net income for the fourth quarter of $15.1 million or $0.35 per diluted share on revenues of $393.1 million. Cobalt's fourth quarter 2002 earnings from continuing operations, excluding $0.2 million related to American Medical Security Group, Inc. (NYSE: AMZ), were $14.9 million or $0.35 per diluted share. This significantly exceeds fourth quarter 2001 earnings from continuing operations of $1.9 million or $0.05 per diluted share excluding amounts related to Cobalt's investment in AMZ.

Net income for the full year of 2002 was $74.0 million, which includes $13.8 million from AMZ and $8.9 million from discontinued operations. During 2002, Cobalt earned $51.2 million or $1.21 per diluted share from continuing operations excluding AMZ. The comparable number for the full year of 2001 for Cobalt's earnings from continuing operations, excluding AMZ, was $0.3 million or $0.01 per diluted share.

"We are pleased with the fourth quarter results. The turnaround we began in 2001 is well underway as evidenced by our better than expected earnings," said Stephen E. Bablitch, Cobalt Corporation's Chairman and CEO. "The Company's fundamentals are strong and we are now well positioned for future growth in membership, operating margins, and profitability."

Cobalt also reported the successful completion of the secondary offering of 5.5 million shares on behalf of the Wisconsin United for Health Foundation. The offering raised $62.7 million for the Foundation and significantly increased public ownership of Cobalt shares.

"Funds raised by the sale of Foundation shares benefit the two Wisconsin medical schools in their efforts to improve public health for the citizens of Wisconsin," Bablitch said. "This brings to reality the vision of the Blue Cross & Blue Shield United of Wisconsin Board in its decision to convert to a stockholder owned company and contribute one hundred percent of the value to the Foundation."

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                             Consolidated Highlights
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o    Earnings Momentum
     Earnings from continuing operations in the fourth quarter of 2002 of $14.9 million, excluding AMZ, represent the sixth quarter of steadily improving results and a seven-fold increase over the fourth quarter 2001.

o    Segment Profitability
     All operating segments reported profitability for each quarter of 2002 and improved profitability in 2002 versus 2001.

o    Insured Medical Loss Ratio
     The medical loss ratio improved to 84.1% in the fourth quarter of 2002, compared to 90.1% in the fourth quarter of 2001. For the full year of 2002, the overall medical loss ratio improved by 430 basis points to 86.4%. The improvement is due primarily to the exiting of unprofitable business in the Milwaukee market and improved underwriting discipline.

o    Insured Medical Administrative Expense
     The selling, general and administrative expense ratio on insured medical business rose to 11.9% for the fourth quarter of 2002 compared to 9.7% for the fourth quarter of 2001. Fourth quarter 2002 selling, general and administrative expenses included $2.5 million related to the consolidation of operating centers, of which $2.3 million related to the insured medical segment. Without this charge, the ratio for the fourth quarter of 2002 would have been 11.2%, in line with the prior quarter. Cobalt's administrative expense increased during 2002 as the company intentionally maintained staffing levels to avoid any disruption in customer service as it exited unprofitable business. The consolidation of operations initiated during the fourth quarter of 2002 is estimated to generate pre-tax savings of $6 million in 2003 and $8 million annually thereafter.

o    Membership
     Insured medical membership declined by 13.9% to 456,836 at year-end 2002 compared to 530,480 at year-end 2001. This membership decline results from the planned exit from unprofitable business in the Milwaukee market. Self-funded medical and dental membership increased by 203.9% to 515,570 members at year-end 2002 versus 169,646 at year-end 2001. The increase is attributable to the acquisition of Claim Management Services, Inc. on December 31, 2002.

o    Self-Funded
     Operating gains on self-funded business improved to $0.3 million in the fourth quarter of 2002 compared to a loss of $0.6 million in the fourth quarter of 2001. For the full year of 2002, operating gains of $2.5 million represent a significant turnaround from operating losses of $3.9 million for the full year of 2001. Improvement in the self-funded business is attributable to the growth and profitability of the BlueCard business.

o    Cash Flow
     Cash flow from operations was $22.6 million in the fourth quarter of 2002 and $56.0 million for the full year. In addition, Cobalt realized net proceeds of $68.6 million from the sale of AMZ shares during 2002. An additional $18.7 million was received from the sale of Cobalt's remaining holdings of AMZ stock on January 3, 2003.

o    Days in Claims Payable
     Days in claims payable on the insured medical business increased by 0.4 days to 60.9 days at the end of the fourth quarter of 2002 compared to 60.5 days as of September 30, 2002, and 60.8 days as of June 30, 2002.

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o    Net Realized Investment Losses
     Net realized investment losses recorded in the fourth quarter and full year of 2002 were $1.3 million and $1.1 million, respectively. These losses included $2.3 million in the fourth quarter and $3.2 million in the full year 2002 relating to fixed income investments for which impairments in value were deemed to be other than temporary.

o    Income Taxes
     The effective tax rate for the fourth quarter of 2002 was 19% versus 10% in prior quarters. The 2002 tax rate reflected benefits from the utilization of net operating loss carryforwards. The higher tax rate in the fourth quarter of 2002 is due to the exhaustion of net operating loss carryforwards due to very strong operating earnings and gains on the sales of Innovative Resource Group and AMZ shares. The effective tax rate for the full year was 13%.

o    Offering Expenses
     In the fourth quarter of 2002, $1.2 million of pre-tax offering expenses were recorded due to the company's decision not to sell primary shares in the recently completed offering.

Earnings Outlook
     In light of progress made in 2002, as evidenced by the strong fourth quarter, Cobalt is increasing its earnings guidance for the full year 2003 to a range of $1.00 to $1.05 per diluted share from prior guidance of $1.00 per diluted share. This guidance reflects a full statutory tax rate of 40%.


About Cobalt Corporation
Cobalt Corporation is the Blue Cross and Blue Shield licensee for the state of Wisconsin and an independent licensee of the Blue Cross Blue Shield Association. It is one of the leading publicly traded health care companies in the nation, offering a diverse portfolio of complementary insurance and managed care products to employer, individual, insurer and government customers. Headquartered in Milwaukee, Cobalt Corporation (NYSE: CBZ) was formed by the combination of Blue Cross & Blue Shield United of Wisconsin and United Wisconsin Services, Inc. For more information, visit our Web site at www.cobaltcorporation.com.

Conference Call and Web Cast
Management will discuss these results in a conference call at 9:00 a.m. Central Time on Wednesday, February 12, 2003. Investors, analysts and the general public are invited to listen to the conference call by dialing (303) 205-0066 ten minutes prior to the start of the call.

The call will also be simulcast live over the Internet at www.cobaltcorporation.com.
To listen to the Web cast, please visit the Events section of the Cobalt Corporation Web site and click on Latest Investor Presentation at least 15 minutes prior to the start of the conference call to download and install any necessary audio software.


Cautionary Statement: This release contains forward-looking statements with respect to the financial condition, results of operations and business of Cobalt Corporation. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. Factors that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include rising health care costs, business conditions, impact of elimination of memberships, competition in the managed care industry, developments in health care reform and other regulatory issues.

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